UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Metagenomi, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41949	81-3909017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street 7th Floor
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 871-4880

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MGX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

On April 26, 2024 (the “Termination Date”), Metagenomi, Inc. (the “Company”) and ModernaTX, Inc. (“Moderna”) mutually terminated the Strategic Collaboration and License Agreement dated October 29, 2021 (the “Collaboration Agreement”) by and between the Company and Moderna. The Collaboration Agreement was terminated pursuant to a Mutual Termination Agreement (the “Termination Agreement”), dated as of April 26, 2024, by and between the Company and Moderna. Pursuant to the Termination Agreement, the Company regained full development and commercialization rights to its wholly-owned base editing and RNA-mediated integration systems (RIGS) that were subject to the Collaboration Agreement.

Under the Collaboration Agreement, the Company and Moderna agreed to collaborate on the research and development of in-vivo genome editing therapies directed at certain targets as well as the commercialization of such genome editing therapies.

Effective as of the Termination Date, the Collaboration Agreement was terminated in its entirety and the rights and licenses granted by the Company to Moderna terminated in all respects. Following the Termination Date, the Company will not be entitled to receive any future payments from Moderna pursuant to the Termination Agreement or Collaboration Agreement.

The foregoing summary of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1, filed on January 5, 2024 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the quarter ended March 31, 2024, the Company expects to report that it had approximately $327.4 million in cash and cash equivalents as of March 31, 2024. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2024, and its results of operations for the quarter ended March 31, 2024. The review of the Company’s financial statements for the quarter ended March 31, 2024 by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth herein.

Item 7.01 Regulation FD Disclosure.

On May 1, 2024, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in an investor call on May 1, 2024 and in subsequent meetings with analysts, investors and others, from time to time.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Investor Presentation of Metagenomi, Inc., dated May 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metagenomi, Inc.

Date:	May 1, 2024	By:	/s/ Brian C. Thomas
Brian C. Thomas Chief Executive Officer